Exhibit 3.1

ROSS MILLER                                                      Document Number
Secretary of State                                                20100461851-88
206 North Carson Street                                    Filing Date and Time:
Carson City, Nevada 89701-4298                                06/25/2010 9:20 AM
(775) 684-5708 Website: secretaryofstate.biz                            Entity #
                                                                   E0305972010-9

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

1. Name of Corporation:        GREENTECH TRANSPORTATION INDUSTRIES INC.

2. Resident Agent for
   Service of Process:         CSC Services of Nevada, Inc.

3. Authorized Stock:           Number of Shares with par value: 10,000
                               Par value per share: $0.01

4. Name & Address of Board
   Of Directors/Trustees:      Ian McAvoy
                               501 East 39th Avenue
                               San Mateo, CA  94403

                               David Oldridge
                               991 Cantabria Heights
                               Las Vegas, NV  89183

5. Purpose:


6. Name, Address & Signature
   Of Incorporator:            CSC Services of Nevada, Inc.
                               /s/ C. Woodgat
                               502 East John Street
                               Carson City, NV  89706
7. Certificate of Acceptance
   Of Appointment of Resident
   Agent:                      I hereby accept appointment as Resident Agent for
                               the above named corporation.

                               /s/ C. Woodgat                         6/25/10
                               Authorized Signature of R.A.            Date
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Greentech Transportation Industries Inc.

Actions/Amendments

Action Type:               Articles of Incorporation
Document Number:           20100461851-88
File Date:                 6/25/2010

Initial Stock Value:       Par Value Shares: 10,000 Value: $0.01 No Par Value
                           Shares: 0 Total Authorized Capital: $100.00


Action Type:               Articles of Incorporation
Document Number:           20100525277-81
File Date:                 7/08/2010

Previous Stock Value:      Par Value Shares: 10,000 Value: $0.01 No Par Value
                           Shares: 0 Total Authorized Capital: $100.00 New Stock
                           Value: Par Value Sahres: 150,000,000 Value: $0.001 No
                           Par Value Shares: 0 Total Authorized Capital
                           $150,000.00